As filed with the Securities and Exchange Commission on May 5, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BROWN & BROWN, INC.

(Exact name of Registrant as specified in its charter)

Florida	59-0864469
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

300 North Beach Street

Daytona Beach, Florida 32114

(386) 252-9601

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

C. Robert Mathis, IV

Senior Vice President and Chief Legal Officer

Brown & Brown, Inc.

300 North Beach Street

Daytona Beach, Florida 32114

(386) 252-9601

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communication to:

Tom McAleavey, Esq.

Holland & Knight LLP

200 South Orange Avenue, Suite 2600

Orlando, Florida 32801

Phone: (407) 425-8500

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS

Brown & Brown, Inc.

Debt Securities,

Common Stock

and

Warrants

We may offer and sell, from time to time, the following:

•	debt securities;

•	common stock; and

•	warrants.

We may sell any combination of these securities in one or more offerings in amounts, at prices and on terms to be determined at the time of the applicable offering and in units consisting of two or more of such classes of securities.

This prospectus describes some of the general terms that may apply to these securities. We will provide specific terms of these securities in supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement. You should read this prospectus and any supplement carefully before you invest.

Investing in our securities involves risk. See “Risk Factors” appearing on page 9 in this prospectus, any accompanying prospectus supplement and in any documents incorporated by reference in this prospectus or any accompanying prospectus supplement before investing in our securities.

Our common stock is traded on The New York Stock Exchange under the symbol “BRO.”

Our securities may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth in the applicable prospectus supplement or other offering materials.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 5, 2023.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement, or documents to which we otherwise refer you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference herein or therein is accurate as of any date other than the date on the front of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer to sell the securities offered by this prospectus in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or sale is not qualified to do so or to any person to whom it is unlawful to make that offer or solicitation.

The information in this prospectus or any prospectus supplement may not contain all of the information that may be important to you. You should read the entire prospectus and any prospectus supplement, as well as the documents incorporated by reference in the prospectus and any prospectus supplement, before making an investment decision.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we as a “well-known seasoned issuer” filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of these securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offered securities and the offering, including a detailed description of the securities to be offered, the specific amount or amounts of securities to be offered, the prices of such securities, the name of any agent, underwriter or dealer through which we will sell the securities and a description of any arrangement with such agent, underwriter or dealer, and information about any securities exchange or automated quotation system on which the securities will be listed. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement of which this prospectus is a part or the exhibits to the registration statement. For further information, we refer you to the registration statement of which this prospectus is a part, including its exhibits and schedules. Statements contained in this prospectus about the provisions or contents of any contract, agreement or other document are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved.

When used in this prospectus and any prospectus supplement, unless otherwise specified or the context otherwise requires, the terms “Brown & Brown,” “we,” “our,” “us” and the “Company” refer to Brown & Brown, Inc. and its subsidiaries. The following summary contains basic information about us. It likely does not contain all the information that is important to you. We encourage you to read this entire prospectus and the documents we have referred you to.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

We make “forward-looking statements” within the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995, as amended, throughout this prospectus and in the documents we incorporate by reference into this prospectus. You can identify these statements by forward-looking words such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan” and “continue” or similar words. We have based these statements on our current expectations about potential future events. Although we believe the expectations expressed in the forward-looking statements included in this prospectus and the reports, statements, information and announcements incorporated by reference into this prospectus are based upon reasonable assumptions within the bounds of our knowledge of our business, a number of factors could cause actual results to differ materially from those expressed in any forward-looking statements, whether oral or written, made by us or on our behalf. Many of these factors have previously been identified in filings or statements made by us or on our behalf. Important factors which could cause our actual results to differ, possibly materially from the forward-looking statements in this prospectus include, but are not limited to, the following items:

•	The inability to retain or hire qualified employees, as well as the loss of any of our executive officers or other key employees;
•

Acquisition-related risks that could negatively affect the success of our growth strategy, including the possibility that we may not be able to successfully identify suitable acquisition candidates, complete acquisitions, successfully integrate acquired businesses into our operations and expand into new markets;

•	A cybersecurity attack or any other interruption in information technology and/or data security that may impact our operations or the operations of third parties that support us;
•	Risks related to our international operations, which may result in additional risks or require more management time and expense than our domestic operations to achieve or maintain profitability;

•	The effects of inflation;
•	The requirement for additional resources and time to adequately respond to dynamics resulting from rapid technological change;
•

The loss of or significant change to any of our insurance company relationships, which could result in loss of capacity to write business, additional expense, loss of market share or material decrease in our commissions;

•	The effect of natural disasters on our profit-sharing contingent commissions, insurer capacity and claims expenses from our capitalized captive insurance facilities;
•	Adverse economic conditions, natural disasters, or regulatory changes in states or countries where we have a concentration of our business;
•	The inability to maintain our culture or a significant change in management, management philosophy or our business strategy;
•	Claims expense resulting from the limited underwriting risk associated with our participation in capitalized captive insurance facilities;
•	Risks associated with our automobile and recreational vehicle dealer services (“F&I") businesses;
•	Risks facing us in our Services segment, including our third-party claims administration operations, that are distinct from those we face in our insurance intermediary operations;
•	The limitations of our system of disclosure and internal controls and procedures in preventing errors or fraud, or in informing management of all material information in a timely manner;
•	The significant control certain shareholders have over the Company;
•	Changes in data privacy and protection laws and regulations or any failure to comply with such laws and regulations;
•	Improper disclosure of confidential information;
•	Our ability to comply with non-U.S. laws, regulations and policies;
•	The potential adverse effect of certain actual or potential claims, regulatory actions or proceedings on our businesses, results of operations, financial condition or liquidity;
•	Uncertainty in our business practices and compensation arrangements with insurance carriers due to potential changes in regulations;
•

Regulatory changes that could reduce our profitability or growth by increasing compliance costs, technology compliance, restricting the products or services we may sell, the markets we may enter, the methods by which we may sell our products and services, or the prices we may charge for our services and the form of compensation we may accept from our customers, carriers and third-parties;

•	Increasing scrutiny and changing expectations from investors and customers with respect to our environmental, social and governance practices;
•	A decrease in demand for liability insurance as a result of tort reform legislation;
•	Our failure to comply with any covenants contained in our debt agreements;
•	The possibility that covenants in our debt agreements could prevent us from engaging in certain potentially beneficial activities;
•	Changes in the U.S.-based credit markets that might adversely affect our business, results of operations and financial condition;
•

Risks associated with the current interest rate environment, and to the extent we use debt to finance our investments, changes in interest rates will affect our cost of capital and net investment income;

•	Changes in current U.S. or global economic conditions, including an extended slowdown in the markets in which we operate;
•

Disintermediation within the insurance industry, including increased competition from insurance companies, technology companies and the financial services industry, as well as the shift away from traditional insurance markets;

•	Conditions that result in reduced insurer capacity;

•	Quarterly and annual variations in our commissions that result from the timing of policy renewals and the net effect of new and lost business production;
•	Intangible asset risk, including the possibility that our goodwill may become impaired in the future;
•	The COVID-19 pandemic, as well as future pandemics, epidemics or outbreaks of infectious diseases, and the resulting governmental and societal responses;
•	Other risks and uncertainties as may be detailed from time to time in our public announcements and Securities and Exchange Commission (“SEC”) filings; and
•	Other factors that the Company may not have currently identified or quantified.

For a further list and description of various risks, relevant factors and uncertainties that could cause future results or events to differ materially from those expressed or implied in our forward-looking statements, see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections contained in any applicable prospectus supplement and the documents incorporated by reference in this prospectus and any prospectus supplement.

Assumptions as to any of the foregoing, and all statements, are not based upon historical fact, but rather reflect our current expectations concerning future results and events. Forward-looking statements that we make or that are made by others on our behalf are based upon a knowledge of our business and the environment in which we operate, but because of the factors listed above, among others, actual results may differ from those in the forward-looking statements. Consequently, these cautionary statements qualify all of the forward-looking statements we make herein. We cannot assure you that the results or developments anticipated by us will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for us or affect us, our business or our operations in the way we expect. We caution readers not to place undue reliance on these forward-looking statements. All forward-looking statements made herein are made only as of the date of this filing, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

BROWN & BROWN, INC.

Our Business

We are a diversified insurance agency, wholesale brokerage, insurance programs and service organization headquartered in Daytona Beach, Florida. We market and sell insurance products and services, primarily in the property, casualty and employee benefits areas. As an insurance intermediary, our principal sources of revenue are commissions paid by insurance companies and, to a lesser extent, fees paid directly by customers. Commission revenues generally represent a percentage of the premium paid by an insured and are affected by fluctuations in both premium rate levels charged by insurance companies and the insureds’ underlying “insurable exposure units,” which are units that insurance companies use to measure or express insurance exposed to risk (such as property values, sales or payroll levels) to determine what premium to charge the insured. Insurance companies establish these premium rates based upon many factors, including loss experience, risk profile and reinsurance rates paid by such insurance companies, none of which we control. We also participate in capitalized captive insurance facilities (the “Captives”) for the purpose of having additional capacity to place coverage, drive additional revenues and to participate in underwriting. The Company has traditionally participated in underwriting profits through profit-sharing contingent commissions. These Captives give us another way to deliver incremental revenue growth and continue to participate in underwriting results while limiting exposure to claims expenses. The Captives focus on property insurance for earthquake and wind exposed properties underwritten by certain managing general agents. The Captives limit the Company’s exposure to claims expenses either through reinsurance or by only participating in certain tranches of the underwriting.

The volume of business from new and existing customers, fluctuations in insurable exposure units, changes in premium rate levels, changes in general economic and competitive conditions, a health pandemic or a reduction of purchased limits the occurrence of catastrophic weather events all affect our revenues. For example, higher levels of inflation, an increase the value of insurable exposure units, or a general decline in economic activity, could decrease the value of insurable exposure units. Conversely, increasing costs of litigation settlements and awards could cause some customers to seek higher levels of insurance coverage. Historically, we have grown our revenues as a result of our focus on net new business and acquisitions. We foster a strong, decentralized sales and service culture, which enables responsiveness to changing business conditions and drives accountability for results.

Our business is divided into four reportable segments:

•

our Retail Segment, which provides a broad range of insurance products and services to commercial, public and quasi-public entities, and to professional and individual customers, as week as non-insurance warranty services and products through our F&I businesses;

•

our National Programs Segment, which acts as a managing general agent (“MGA”), provides professional liability and related package products for certain professionals, a range of insurance products for individuals, flood coverage, and targeted products and services designated for specific industries, trade groups, governmental entities and market niches, all of which are delivered through a nationwide network of independent agents, including Brown & Brown retail agents, as well as affinity groups, wholesale entities and sold direct to consumers;

•

our Wholesale Brokerage Segment, which markets and sells excess and surplus commercial and personal lines insurance, primarily through a nationwide network of independent agents and brokers, including Brown & Brown retail agents; and

•

our Services Segment, which provides insurance-related services, including third-party claims administration and adjusting services, comprehensive medical utilization management services in both the workers’ compensation and all-lines liability arenas, as well as Medicare Set-aside services and Social Security disability benefits advocacy services.

The address of our principal executive offices is 300 North Beach Street, Daytona Beach, Florida 32114, and our telephone number at such address is (386) 252-9601.

RISK FACTORS

Investing in our securities involves risk. Before making an investment decision, you should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” and elsewhere in our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference in this prospectus. See “Incorporation by Reference” below.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of any securities offered by this prospectus will be used for general corporate purposes. General corporate purposes may include, without limitation:

•	working capital;
•	acquisitions of or investments in other businesses;
•	capital expenditures;
•	reduction, repayment and refinancing of outstanding debt;
•	repurchases of shares of our common stock; and
•	advances to or investments in our subsidiaries.

Our management will retain broad discretion in the allocation of the net proceeds from the sale of these securities. Pending any specific application described in the applicable prospectus supplement, net proceeds may be initially invested in short-term interest-bearing accounts, securities or similar investments or applied to reduce short-term indebtedness.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth general terms and provisions of the debt securities that we may offer under this prospectus and the applicable prospectus supplement. We will provide additional or different terms of the debt securities in the applicable prospectus supplement.

Any debt securities that we issue will be issued under an indenture, dated as of September 18, 2014, between us and U.S. Bank National Association, as trustee. The indenture is incorporated by reference to the registration statement of which this prospectus forms a part. The following description of the terms of the debt securities sets forth certain general terms and provisions. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities will be described in the related prospectus supplement.

This prospectus summarizes what we believe to be the material provisions of the indenture and the debt securities that we may issue under such indenture. This summary is not complete and may not describe all of the provisions of the indenture or of the debt securities that may be important to you. For additional information, you should carefully read the indenture that is incorporated by reference to the registration statement of which this prospectus forms a part.

In addition, when we offer to sell a particular series of debt securities, we will describe the specific terms of those debt securities and the indenture in a supplement to this prospectus. The terms of such a particular series of debt securities may differ from the terms described in this prospectus. As a result, the particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement.

Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the applicable prospectus supplement and to the following description.

General

The debt securities may be issued in one or more series as may be authorized from time to time. Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

•	title and aggregate principal amount;
•	whether the securities will be senior or subordinated;
•	whether the securities will be secured or unsecured, and if secured, what the collateral will consist of;
•	applicable subordination provisions, if any;
•	conversion or exchange into other securities;
•	percentage or percentages of principal amount at which such securities will be issued;
•	stated maturity date(s);
•	interest rate(s) or the method for determining the interest rate(s);
•	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;
•	redemption (including upon a “change of control”) or early repayment provisions;
•	authorized denominations;
•	form;
•	amount of discount or premium, if any, with which such securities will be issued;
•	whether such securities will be issued in whole or in part in the form of one or more global securities;
•	identity of the depositary for global securities;
•

whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•

the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;
•	any defaults and events of default applicable to the particular debt securities being issued;
•	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;
•	time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;
•	securities exchange(s) on which the securities will be listed, if any;
•	whether any underwriter(s) will act as market maker(s) for the securities;
•	extent to which a secondary market for the securities is expected to develop;
•	our obligation or right to redeem, purchase or repay securities under a sinking fund, amortization or analogous provision;
•	provisions relating to covenant defeasance and legal defeasance;
•	provisions relating to satisfaction and discharge of the indenture;
•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and
•	additional terms not inconsistent with the provisions of the indenture.

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable-rate debt securities that may be exchanged for fixed-rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

Unless otherwise specified in any prospectus supplement, the indenture and the debt securities shall be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

The following descriptions of our capital stock and provisions of our Amended and Restated Articles of Incorporation, as amended (our “Articles of Incorporation”), and our By-Laws, as amended and restated (our “By-Laws”), are summaries of their material terms and provisions and are not complete and are subject to, and qualified in their entirety by reference to, each of the items identified below. For a complete description of our capital stock, Articles of Incorporation and By-Laws, please refer to our Articles of Incorporation, By-Laws and the applicable provisions of the Florida Business Corporations Act (the “FBCA”).

Authorized Capital Stock

Under our Articles of Incorporation, the number of shares of capital stock that we have authority to issue is 560,000,000, par value $.10 per share.

Common Stock

Voting. Each holder of our common stock is entitled to one vote for each share held. Shareholders do not have the right to cumulate their votes in elections of directors. Accordingly, directors are elected by a majority of the votes present in person or represented by proxy at the meeting and actually cast by the shares entitled to vote in uncontested elections. If our Board of Directors (the “Board”) determines that an election is contested, then directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Dividends. Holders of our common stock will be entitled to dividends on a pro rata basis upon declaration of dividends by our Board. Dividends will be payable only out of unreserved and unrestricted surplus that is legally available for the payment of dividends. Dividends that may be declared on our common stock will be paid in an equal amount to the holder of each share. Any determination to declare or pay dividends in the future will be at the discretion of our Board and will depend on our results of operations, financial condition, contractual or legal restrictions and other factors deemed relevant by our Board.

Our common stock is listed on the New York Stock Exchange under the symbol “BRO.”

No Redemption, Conversion or Preemptive Rights

No preemptive rights are conferred upon the holders of such stock and there are no liquidation or conversion rights. There are no redemption or sinking fund provisions and there is no liability to further calls or to assessments by us.

Fully Paid and Nonassessable

When we issue shares of our common stock, the shares will be fully paid and nonassessable, which means that the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares.

No Restrictions on Transfer

Neither our Articles of Incorporation nor our By-Laws contain any restrictions on the transfer of our common stock. In the case of any transfer of our common stock, there may be restrictions imposed by applicable securities laws.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is American Stock Transfer & Trust Company.

Certain Anti-Takeover Provisions of Our Articles of Incorporation, By-Laws and the FBCA

FBCA

We are subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the FBCA, a publicly-held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an “interested shareholder” without the authorization of the holders of two-thirds of the voting shares of such corporation (excluding shares held by the interested shareholder) at an annual or special meeting of shareholders, unless:

•	the transaction is approved by a majority of disinterested directors;
•

the interested shareholder has owned (together with affiliates and associates) at least 80% of the corporation’s outstanding voting shares for at least three years preceding the announcement date of any such business combination;

•

the interested shareholder is the beneficial owner (together with affiliates and associates) of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

•	the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An “interested shareholder” is defined as a person who beneficially owns more than 15% of a corporation’s outstanding voting shares. We have not made an election in our Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the FBCA which prohibits the voting of shares in a publicly-held Florida corporation that are acquired in a “control share acquisition” unless: (1) our Board approved such acquisition prior to its consummation; or (2) after such acquisition, in lieu of prior approval by our Board, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A “control share acquisition” is defined as an acquisition that immediately thereafter entitles the acquiring party to exercise or direct the exercise of the voting power of the corporation in an election of directors within any of the following ranges:

•	one-fifth or more, but less than one-third, of all voting power;
•	one-third or more, but less than a majority, of all voting power; or
•	a majority or more of all voting power.

These statutory provisions may prevent takeover attempts that might result in a premium over the market price for shares of our common stock.

Articles of Incorporation and By-Laws

Number of Directors; Removal; Filling of Vacancies

Our Articles of Incorporation and By-Laws provide that our Board shall consist of not less than three directors, which number may be set, increased or diminished from time to time by resolution of the Board.

Our shareholders may remove from office any director and elect his or her successor at any special meeting called for that purpose by vote of a majority of our shares entitled to vote. When the office of a director becomes vacant for any reason: (i) the shareholders may fill the vacancy, (ii) the Board may fill the vacancy, or (iii) if the remaining directors are less than a quorum, the vacancy may be filled by the affirmative vote of a majority of all the directors then remaining in office.

Shareholder Action

Our By-Laws provide that shareholder action may be taken at an annual or special meeting of shareholders. Special meetings of shareholders may be called only by our President or our Board, whenever he, she or they deem it proper and shall be called by our Secretary if shareholders of record as of the record date fixed in accordance with Section 1.2(d) of our By-Laws, who hold the aggregate voting power as required by FBCA, subject to certain additional requirements set forth in our By-Laws.

Advance Notice for Shareholder Proposals or Nominations at Meetings

Our By-Laws establish an advance notice procedure for shareholder proposals to be brought before any meeting of shareholders and for nominations by shareholders of candidates for election as directors at meetings at which directors are to be elected. Subject to any other applicable requirements, including Rule 14a-8 under the Exchange Act, only such business may be conducted at an annual meeting of shareholders as has been:

•	specified in the notice of meeting (or in any supplement) given by, or at the direction of, our Board;
•	if not specified in the notice of meeting, be otherwise properly brought before the meeting by, or at the direction of, the chairman of the meeting or our Board; or
•

if not specified in the notice of meeting, be otherwise properly brought before the annual meeting by any shareholder present in person who is a shareholder of record at the time such notice of meeting is delivered and is at the time of the meeting, who is entitled to vote at the meeting and who is compliant with the notice procedures set forth in Section 1.8 of our By-Laws, and, in the case of nominations, is compliant with the requirements of Rule 14a-19 under the Exchange Act, properly made such proposal in accordance with Rule 14a-8 under the Exchange Act or in the case of a shareholder nominations to be included in our proxy statement for an annual meeting of shareholders, is an eligible shareholder who satisfies the notice, ownership and other requirements of Section 1.9 of our By-Laws.

In addition, for business to be properly brought before an annual meeting by a shareholder, such business must be a proper matter for shareholder action pursuant to our By-Laws and under applicable law.

With respect to a special meeting of the shareholders, only such business may be conducted at the meeting as has been specified in the notice of such special meeting or pursuant to Section 1.2 of our By-Laws. Nominations of persons for election to the Board may be made at a special meeting of shareholders at which directors are to be elected pursuant to the notice of meeting: (i) by or at the direction of the Board or shareholders pursuant to Section 1.2 of our By-Laws or (ii) provided that the Board (or shareholders pursuant to Section 1.2 of our By-Laws) has determined that directors shall be elected at such meeting, by any shareholder who is a shareholder of record at the time the notice provided for in these By-Laws is delivered to us, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in Section 1.2 and Section 1.8 of our By-Laws and the requirements of Rule 14a-19 under the Exchange Act. At a meeting of shareholders, the chairman of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with the foregoing procedures, and if he or she should so determine, declare so at the meeting and any such business not properly brought before the meeting shall not be transacted.

To be timely, a written notice of the intent of a shareholder to make a nomination of a person for election as a director or to bring any other business before an annual meeting must be delivered to, or mailed or received by, our Secretary at our principal executive offices not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the date of the preceding year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after such anniversary date, such advance notice shall be given by the later of:

•	the close of business on the date 90 days prior to the date of the annual meeting; or

•	the close of business on the tenth day following the date that the annual meeting date is first made by us.

If we call a special meeting of shareholders for the purpose of electing directors, notice of nominations must be delivered to our Secretary not later than the close of business on the 90th day prior to the date of such special meeting, or if later, the tenth day following the date on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

To be in proper written form, every such notice by a shareholder must set forth as to each matter such shareholder proposes to bring before an annual or special meeting of the shareholders, the following:

•	as to each person whom the shareholder proposes to nominate for election or reelection as a director (each, a “proposed nominee”):

(i) the name, date of birth, business address and residence address of the proposed nominee;

(ii) the principal occupation or employment of the proposed nominee;

(iii) the class or series and number of shares of our capital stock, if any, that are owned beneficially and of record by the proposed nominee;

(iv) any other information regarding each proposed nominee proposed by such shareholder as would be required to be included in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to and in accordance with Section 14(a) of the Exchange Act and any other applicable provisions of the Exchange Act;

(v) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, on whose behalf the nomination is being made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if such proposing person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant; and

(vi) the written consent of each proposed nominee to being named in a proxy statement relating to our next meeting of shareholders at which directors are to be elected and to serving as a director if so elected.

•	as to each item of business that the shareholder proposes to bring before a meeting:

(i) a description of the matter and the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend our Articles of Incorporation or By-Laws, the text of the proposed amendment);

(ii) the reasons for conducting such business at the meeting and any material interest in such business of each proposing person;

(iii) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the proposing persons or (y) between or among any proposing person and any other person (including their names) in connection with the proposal of such business by such shareholder; and

(iv) any other information relating to such shareholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and any other applicable provisions of the Exchange Act.

•

as to the shareholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal of other business is made, and any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such shareholder in such solicitation (each a “proposing person”):

(i) the name and address of such shareholder, as they appear on our stock transfer books, and the name and address of such beneficial owner and participant;

(ii) the class or series and number of shares of our capital stock that are owned beneficially and, directly or indirectly, of record by such shareholder and such beneficial owner, except that such proposing person shall in all events be deemed to beneficially own any of our shares of any class or series as to which such proposing person has a right to acquire beneficial ownership at any time in the future;

(iii) the date or dates upon which such shareholder acquired ownership of such shares;

(iv) documentary evidence for any claim of beneficial ownership;

(v) a representation that the shareholder is a holder of record of our capital stock, entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to bring such business before the meeting;

(vi) a description of any agreement, arrangement or understanding with respect to such nomination between or among the shareholder and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing;

(vii) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, the shareholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the shareholder or any of its affiliates or associates with respect to our shares of stock;

(viii) in the case of a proposal other than a nomination, a representation as to whether the shareholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve the proposal and/or otherwise to solicit proxies from shareholders in support of the proposal;

(ix) in the case of a nomination, a representation that such shareholder intends to deliver a proxy statement and/or form of proxy to holders of at least 67% of the voting power of our outstanding capital stock entitled to vote in the election of directors; and

(x) in the case of a nomination, all other information required under Rule 14a-19 under the Exchange Act.

Exclusive Forum Provision of our By-Laws

Our By-Laws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for certain actions shall be the Seventh Judicial Circuit Court in and for Volusia County, Florida (or, if no state court located within the State of Florida has jurisdiction, the federal district court for the Middle District of Florida). Those actions include: (i) any derivative action or proceeding brought on behalf of us, (ii) any proceeding asserting a claim of breach of fiduciary duty owed by any of our directors or our officers or other employees to us or our shareholders, (iii) any proceeding arising pursuant to any provision of the FBCA or the Articles of Incorporation or By-Laws (as either may be amended from time to time) or (iv) any proceeding asserting a claim against us or any of our directors, officers or other employees governed by the internal affairs doctrine. Subject to the preceding provisions, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint.

Amendments to By-Laws

Our By-Laws may be amended or repealed and additional By-Laws added or adopted by the Board unless, except as provided in the FBCA, the shareholders, in amending, repealing, or adopting the By-Laws generally or a particular By-Law provision, expressly provide that the Board of Directors may not amend, repeal, adopt, or reinstate the By-Laws generally or that particular By-Law provision. Our By-Laws may be amended or repealed at any meeting of shareholders by a vote of the majority of our issued and outstanding shares of common stock.

Amendment of the Articles of Incorporation

Our Articles of Incorporation provide that the Articles of Incorporation may be amended in the manner provided by law. Every amendment shall be approved by our Board, proposed by them to our shareholders, and approved at a shareholders meeting by a majority of the shares entitled to vote thereon, unless all directors and all shareholders sign a written statement manifesting their intention that a certain amendment of our Articles of Incorporation be made.

DESCRIPTION OF WARRANTS

As of May 5, 2023, Brown & Brown has no warrants outstanding. We may issue warrants for the purchase of debt securities or common stock.

Warrants may be issued independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between Brown & Brown and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as an agent of Brown & Brown in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders of the warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement. If we issue warrants, at that time copies of the form of warrant agreement and warrant will be filed as exhibits to or incorporated by reference in the registration statement of which this prospectus forms a part, and the following summary is qualified in its entirety by reference to such exhibits.

The applicable prospectus supplement will describe the terms of the warrants, including, where applicable, the following:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which warrants will be issued;

•	the designation, terms and number of securities purchasable upon exercise of warrants;

•	the designation and terms of the securities, if any, with which warrants are issued and the number of warrants issued with each security;

•	the date, if any, on and after which warrants and the related securities will be separately transferable;

•	the price at which each security purchasable upon exercise of warrants may be purchased;

•	provisions for changes to or adjustments in the exercise price;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum and/or maximum amount of warrants which may be exercised at any one time;

•	the amount of warrants or rights outstanding at the time of issuance;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

PLAN OF DISTRIBUTION

We may sell the securities from time to time: (i) through underwriters or dealers; (ii) through agents; (iii) directly to one or more purchasers or other persons or entities; (iv) through a combination of these methods of sale; or (v) through other means. We will identify the specific plan of distribution, including any underwriters, dealers, agents or other purchasers, persons or entities and any applicable compensation in any related amendment to the registration statement of which this prospectus is a part, any related prospectus supplement, or any documents incorporated by reference or deemed incorporated by reference into this prospectus.

LEGAL MATTERS

Holland & Knight LLP, Orlando, Florida will pass upon the validity of any securities offered under this prospectus and any prospectus supplement for Brown & Brown. Certain legal matters with respect to the validity of the securities offered under this prospectus and any prospectus supplement will be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements of Brown & Brown, Inc., incorporated by reference in this registration statement, and the effectiveness of Brown & Brown Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus, which forms part of the registration statement, does not contain all of the information contained in the registration statement or the exhibits to the registration statement. You should note that where we summarize in this prospectus the material terms of any contract, agreement or other document filed as an exhibit to the registration statement, the summary information provided in this prospectus is less complete than the actual contract, agreement or document. You should refer to the exhibits filed with the registration statement for copies of the actual contract, agreement or document.

For further information about our company and the securities offered in this prospectus, you should refer to the registration statement and its exhibits. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov. We also make our SEC filings available free of charge on our website at https://www.bbinsurance.com.

INCORPORATION BY REFERENCE

The information incorporated by reference is considered to be a part of this prospectus, and any later information that we file with the SEC will automatically update and supersede this information. The documents and other information incorporated by reference are:

•

Annual Report on Form 10-K for the year ended December 31, 2022 (including information specifically incorporated by reference into our Form 10-K from our definitive proxy statement relating to our 2023 annual meeting of shareholders, filed on March 22, 2023);

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2023;
•	Current Reports on Form 8-K filed with the SEC on January 19, 2023, February 21, 2023 and May 5, 2023;

•

The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 17, 1997, including any amendment or report filed for the purpose of updating such description, which description is amended by the description contained in this prospectus; and

•

All documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities described in this prospectus (other than any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless we specifically state in such Current Report that such information is to be considered “filed” under the Exchange Act, or we incorporate it by reference into a filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act).

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Notwithstanding the foregoing, we are not incorporating any document or information that we deemed within a Current Report on Form 8-K or Form 8-K/A to have been furnished and not filed in accordance with SEC rules. You can obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address described above. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus, without charge, excluding any exhibits to those documents, unless such exhibits are specifically incorporated by reference into such documents or this prospectus. You can request those documents by calling (386) 252-9601 or by making a written request to our chief legal officer at:

Brown & Brown, Inc.

Attention: C. Robert Mathis, IV

Senior Vice President and Chief Legal Officer

300 North Beach Street

Daytona Beach, Florida 32114

Please note that information contained in our website (www.bbinsurance.com), whether currently posted or posted in the future, is not a part of this prospectus or the documents incorporated by reference in this prospectus.

Part II

Information Not Required In Prospectus

Item 14. Other Expenses of Issuance and Distribution.

All expenses in connection with the issuance and distribution of the securities being registered will be paid by Brown & Brown, Inc. (“Brown & Brown”). The following is an itemized statement of these expenses:

SEC Registration Fee	$(1)(2)
Legal Fees and Expenses	$(2)
Accounting Fees and Expenses	$(2)
Indenture Trustees’ Fees and Expenses	$(2)
Printing, Engraving and Mailing Expenses	$(2)
Rating Agency Fees	$(2)
Miscellaneous	$(2)
Total	$(2)

(1)

Under Rules 456(b) and 457(r) under the Securities Act, the registration fee will be paid at the time of any particular offering of securities under this Registration Statement, and is not currently determinable.

(2)

The amount of these fees and expenses is not currently determinable. Estimates of the fees and expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Brown & Brown is a Florida corporation. Reference is made to Sections 607.0850 - 607.0859 of the Florida Business Corporation Act, which permit, and in some cases require, indemnification of directors, officers, employees, and agents of Brown & Brown, under certain circumstances and subject to certain limitations.

Under Article VII of Brown & Brown’s By-Laws, Brown & Brown is required to indemnify its officers and directors, including an officer or director of Brown & Brown who is or was serving at Brown & Brown’s request as a director or officer of another entity, against all damages, costs, amounts of liability and reasonable expenses incurred by such persons, provided that such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of Brown & Brown and, in the case of any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Brown & Brown has purchased insurance with respect to, among other things, liabilities that may arise under the statutory and By-Law provisions referred to above.

The general effect of the foregoing provisions may be to reduce the circumstances in which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

Item 16. Exhibits

(a) Exhibits:

Exhibit Number	Description

1.1	Form of Underwriting Agreement.*
4.1	Amended and Restated Articles of Incorporation of the Company (adopted January 18, 2023) (incorporated by reference to Exhibit 3.1 to Form 8-K filed January 19, 2023).
4.2	Amended and Restated By-laws (incorporated by reference to Exhibit 3.2 to Form 8-K filed on January 19, 2023).
4.3	Form of Certificate for Shares of Brown & Brown’s Common Stock (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-3 filed by the Registrant on March 4, 2009).
4.4	Indenture, dated as of September 18, 2014, between Brown & Brown, Inc. and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to Form 8-K filed on September 18, 2014).
4.5	Form of Debt Security.*
4.6	Form of Warrant.*
4.7	Form of Warrant Agreement.*
4.8	Form of Unit Agreement.*
5.1	Opinion of Holland & Knight LLP.
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
23.2	Consent of Holland & Knight LLP (included in opinion filed as Exhibit 5.1).
24.1	Powers of Attorney
25.1	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939.
107	Filing Fee Table.

* To be filed with a Current Report on Form 8-K or a Post-Effective Amendment to this registration statement.

Item 17. Undertakings

(A)The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i), (ii) and (iii) do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),(vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities.

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(B)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(D)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Daytona Beach, State of Florida, on May 5, 2023.

BROWN & BROWN, INC.

By:	/s/ J. Powell Brown
J. Powell Brown
President and chief executive officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 5, 2023.

Signature	Title

/s/ J. Powell Brown	Director; president and chief executive officer
J. Powell Brown	(principal executive officer)

/s/ R. Andrew Watts	Executive vice president, chief financial officer and
R. Andrew Watts	treasurer (principal financial and accounting officer)

*	Chairman of the board
J. Hyatt Brown

*	Director
Lawrence L. Gellerstedt III

*	Director
James C. Hays

*	Director
Theodore J. Hoepner

*	Director
James S. Hunt

*	Director
Toni Jennings

*	Director
Timothy R.M. Main

*	Director
Jaymin B. Patel

*	Director
H. Palmer Proctor, Jr.

*	Director
Wendell S. Reilly

*	Director
Chilton D. Varner

*By: /s/ Anthony M. Robinson
Anthony M. Robinson
Attorney-in-Fact